Contact:	Allen & Caron Inc	RITA Medical Systems, Inc.
	Jill Bertotti (investors)	Don Stewart, Chief Financial Officer
	Len Hall (media)	Stephen Pedroff, VP Marketing Communications
	949-474-4300	650-314-3400
	jill@allencaron.com	dstewart@ritamed.com
	len@allencaron.com	spedroff@ritamed.com

RITA MEDICAL SYSTEMS COMPLETES MERGER WITH HORIZON MEDICAL PRODUCTS

MOUNTAIN VIEW, CA, July 30, 2004 - RITA Medical Systems, Inc. (Nasdaq: RITA) today announced that it completed its merger with Horizon Medical Products, Inc. effective on July 29, 2004. On July 29, 2004, RITA stockholders approved the issuance of shares of RITA common stock to the holders of shares of Horizon common stock in connection with the merger at RITA’s Annual Meeting of Stockholders. Also on July 29, 2004, Horizon’s shareholders voted to approve the merger agreement and the merger between the two companies. Horizon shareholders will receive 0.4212 newly issued shares of RITA common stock for each share of Horizon common stock. RITA will account for the merger under the purchase method of accounting for business combinations. The combined company will continue to operate under the name RITA Me dical Systems, Inc. and will continue to trade on the Nasdaq National Market under the ticker “RITA.” Effective upon the opening of the market on Friday, July 30, 2004, Horizon’s common stock will be de-listed from the American Stock Exchange The combined company is headquartered in Mountain View, California and has operations in Mountain View, California and Manchester, Georgia.

Joseph M. DeVivo, President and Chief Executive Officer of RITA Medical commented, “We are gratified to have received the overwhelming support of our stockholders in approving this merger. The important work of integrating our two companies is proceeding according to plan, and we look forward to building a company that will lead the market in medical oncology devices.”

At its annual meeting RITA stockholders also approved the three additional proposals: (i) an amendment to RITA’s certificate of incorporation to increase the number of authorized shares of RITA common stock by 50,000,000 to 150,000,000 and to clarify the authority of RITA’s board of directors to fix the terms of preferred stock issuable by RITA, (ii) the reelection of Mr. Vincent Bucci, President of Health Policy Associates, Inc., and Mr. Scott Halsted, General Partner and Principal at Morgan Stanley Venture Partners to RITA’s board of directors, and (iii) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants.

MORE-MORE-MORE

MERGER COMPLETED
2-2-2

In connection with the merger, RITA’s Board of Directors will consist of nine members, three of whom were Directors of Horizon as of the closing. The names of the Class I directors whose terms will expire at the Company's 2007 Annual Meeting of Stockholders are Mr. Bucci, Mr. Halsted and Mr. Harold Blue, a former director of Horizon appointed by RITA’s board of directors and President of Commonwealth Group Holdings, LLC. The names of the Class II directors whose terms will expire at the Company's 2005 Annual Meeting are Mr. John Gilbert, Mr. Wesley E. Johnson, Jr. and Mr. James E. Brands, a former director of Horizon appointed by RITA’s board of directors and founder of Brands & Co., a business and financial consulting firm. The names of the Class III directors whose terms will expire at the Company's 2006 Annual Meeting are Mr. Joseph DeViv o, Mr. Randy Lindholm and Mr. Robert D. Tucker, a former director of Horizon appointed by RITA’s board of directors and Chairman and Chief Executive Officer of Maximum Benefits, LLC, a telecommunications company.

RITA has also previously announced plans to release its financial results for the second quarter and six months ended June 30, 2004, at 6:30 a.m. EDT (Eastern) on Tuesday, August 3, 2004, and to host a conference call at 11:30 a.m. EDT that same day.

About RITA Medical Systems, Inc.

RITA Medical Systems develops, manufactures and markets innovative products for cancer patients including radiofrequency ablation (RFA) systems for treating cancerous tumors as well as percutaneous vascular and spinal access systems. The Company's oncology product lines include implantable ports, some of which feature its proprietary VTX® technology; tunneled central venous catheters; and stem-cell transplant catheters used primarily in cancer treatment protocols. The proprietary RITA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. In March 2000, RITA became the first RFA Company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive spe cific FDA clearance, this time, for the palliation of pain associated with metastatic lesions involving bone.

The statements in this news release related to the use of the Company's technology and the Company’s future financial and operating performance are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Information regarding these risks is included in the Company's filings with the Securities and Exchange Commission.

###